UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

Investcorp US Institutional Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01608	88-1960243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue

39th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 24, 2024, Investcorp US Institutional Private Credit Fund (the “Company”) held its Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Company submitted one proposal to the vote of the Company’s shareholders, which is described in detail in the Company’s proxy statement dated January 5, 2024 (the “Proxy Statement”). As of December 27, 2023, the record date for the Special Meeting, 2,522,659 common shares of beneficial interest, $0.01 par value per share (the “Shares”), were eligible to be voted. Of the Shares eligible to be voted, 2,522,659 Shares were voted in person or by proxy in connection with the proposal.

Below is a description of the proposal voted on at the Special Meeting and the final results of such voting.

Proposal 1: Business Development Company De-Registration

The Company’s shareholders authorized the Company’s Board of Trustees to withdraw the Company’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended. The voting results were as follows:

For	Against	Abstain
2,522,659	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2024	INVESTCORP US INSTITUTIONAL PRIVATE CREDIT FUND

	By:	/s/ Rocco DelGuercio
Name: Rocco DelGuercio
Title: Chief Financial Officer